AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 2005


                                                REGISTRATION NO. 333-112208
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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
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                       POST-EFFECTIVE AMENDMENT NO. 1

                                     TO

                                  FORM S-3
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           GREY GLOBAL GROUP INC.
           (Exact name of Registrant as Specified in Its Charter)

DELAWARE                                          13-0802840
(State or Other Jurisdiction of Incorporation     (I.R.S. Employer
or Organization)                                  Identification No.)

777 THIRD AVENUE                                  JOHN A. GRUDZINA, ESQ.
NEW YORK, NEW YORK 10017                          C/O GREY GLOBAL GROUP INC.
(212) 546-2000                                    777 THIRD AVENUE
                                                  NEW YORK, NEW YORK 10017
                                                  (212) 546-2000

(Address, Including Zip Code, and                (Name, Address, Including Zip
Telephone Number, Including Area                 Code, and Telephone Number,
Code, of Registrant's Principal                  Including Area Code, of Agent
Executive Offices)                               for Service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: This post-effective amendment deregisters those 5% contingent convertible subordinated notes due 2033 and any shares of common stock into which such notes are convertible that remain unsold hereunder as of the date hereof.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


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                        DEREGISTRATION OF SECURITIES

     On January 26, 2004, Grey Global Group Inc., a Delaware corporation ("Grey"), filed a registration statement (the "Registration Statement") on Form S-3 (SEC File No. 333-112208) to register $150,000,000 aggregate principal amount of its 5% contingent convertible subordinated debentures due 2033 and 207,183 shares of Grey common stock consisting of (a) 156,055 shares of common stock that were initially issuable upon conversion of the debentures, (b) 25,564 shares of common stock owned by Edward H. Meyer, and
(c) 25,564 shares of common stock issuable upon conversion of 25,564 shares of Limited Duration Class B Common Stock owned by Mr. Meyer. The Securities and Exchange Commission declared the Registration Statement effective on March 24, 2004. Since that time, from time to time, Grey has filed prospectus supplements under the Registration Statement to add additional selling securityholders to the Registration Statement.

     Pursuant to an Agreement and Plan of Merger, dated as of September 11, 2004, among WPP Group plc, Abbey Merger Corporation ("Abbey") and Grey, as amended, Grey was merged with and into Abbey on March 7, 2005. Effective as of the date hereof, Grey is terminating the offering of securities pursuant to the Registration Statement. In accordance with an undertaking in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, Grey hereby removes from registration all securities under the Registration Statement which remain unsold as of the date hereof.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 8th day of March, 2005.

                                            GREY GLOBAL GROUP INC.



                                               /s/ Steven G. Felsher
                                            --------------------------------
                                            By:    Steven G. Felsher
                                            Title: Vice Chairman, Chief
                                                   Financial Officer and
                                                   Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                   CAPACITY IN WHICH SIGNED                              DATE
  -----------------------    ----------------------------------------------     ----------------------
  /s/ Edward H. Meyer         Chairman, President, Chief Executive                     March 8, 2005
  -------------------------   Officer and Director (Principal
  Edward H. Meyer             Executive Officer)



  /s/ Steven G. Felsher       Vice Chairman, Chief Financial Officer                   March 8, 2005
  -------------------------   and Treasurer
  Steven G. Felsher           (Principal Financial Officer)


  /s/ Lester M. Feintuck      Senior Vice President and Chief                          March 8, 2005
  -------------------------   Accounting Officer (Principal Accounting
  Lester M. Feintuck          Officer)


  /s/ Paul W. G. Richardson
  -------------------------   Director
  Paul W. G. Richardson                                                                March 8, 2005


  /s/ Kevin Farewell
  -------------------------   Director                                                 March 8, 2005
  Kevin Farewell


  /s/ Tom Lobene
  -------------------------   Director                                                 March 8, 2005
  Tom Lobene


  /s/ Thomas O. Neuman
  -------------------------   Director                                                 March 8, 2005
  Thomas O. Neuman